As filed with the Securities and Exchange Commission on May 3, 2024

             Registration No. 333-274002

Registration No. 333-267047

Registration No. 333-264620

Registration No. 333-263933

Registration No. 333-253073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT No. 333-274002

FORM S-8 REGISTRATION STATEMENT No. 333-264620

FORM S-8 REGISTRATION STATEMENT No. 333-263933

FORM S-1 REGISTRATION STATEMENT No. 333-253073

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3 REGISTRATION STATEMENT No. 333-267047

UNDER

THE SECURITIES ACT OF 1933

Charge Enterprises, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	90-0471969
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

125 Park Avenue, 25th Floor

New York, NY 10017

(212) 921-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig Denson

Interim Chief Executive Officer

125 Park Avenue, 25th Floor

New York, NY 10017

(212) 921-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

James Biehl Chief Legal Officer and Secretary 125 Park Avenue, 25th Floor New York, NY 10017 (212) 921-2100	Elizabeth A. Diffley Charles D. Lange Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 (215) 988-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENTS

AND

DEREGISTRATION OF UNSOLD SECURITIES

Charge Enterprises, Inc. (sometimes referred to herein as “Company,” “we,” “us,” “our,” “Charge” or the “Debtor”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Forms S-3 and S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all of the Company’s common stock, par value $0.0001 (“Common Stock”), and any and all other securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the number of Common Stock listed as being registered pursuant to each Registration Statement listed below does not take into account corporate actions, such as stock splits, taken in the interim):

•

Registration Statement No. 333-253073, filed with the SEC on February 12, 2021 and most recently amended on December 10, 2021, registering 42,357,784 shares of Common Stock, issued or issuable by us in two separate private placement transactions that were completed on May 8, 2020 and November 3, 2020;

•	Registration Statement No. 333-263933, filed with the SEC on March 29, 2022, registering 75,000,000 shares of Common Stock, issuable pursuant to the Company’s 2020 Omnibus Equity Incentive Plan;

•

Registration Statement No. 333-264620, filed with the SEC on May 2, 2022, registering 10,500,000 shares of Common Stock, issuable pursuant to that Non-Qualified Stock Option Agreement of Peggy Schuurman Hess dated November 1, 2020;

•

Registration Statement No. 333-267047, filed with the SEC on August 24, 2022 and most recently amended on August 15, 2023, registering 28,697,543 shares of Common Stock for resale by certain stockholders of the Company; and

•	Registration Statement No. 333-274002, filed with the SEC on August 13, 2023, registering 45,856,593 shares of Common Stock for resale by certain stockholders of the Company.

On March 7, 2024, the Company commenced a chapter 11 case (the “Chapter 11 Case”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

As a result of the Chapter 11 Case, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements, if any, to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any, as of the date hereof. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Common Stock and other securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 3, 2024.

CHARGE ENTERPRISES, INC.

By:	/s/ Craig Denson
Craig Denson
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Denson	Interim Chief Executive Officer, Chief Operating Officer, Director	May 3, 2024
Craig Denson	(Principal Executive Officer)

/s/ Leah Schweller	Chief Financial Officer	May 3, 2024
Leah Schweller	(Principal Financial and Principal Accounting Officer)

*	Director	May 3, 2024
Benjamin Carson, Jr.
*	Director	May 3, 2024
Justin Deutsch

*	Director	May 3, 2024
Amy Hanson
*	Director	May 3, 2024
Gary Jacobs

*	Director	May 3, 2024
Chantel Lenard

*	Director	May 3, 2024
Andrew Fox

*	Director	May 3, 2024
Jacky Wu

* By:	/s/ Leah Schweller
Leah Schweller, Attorney-in-Fact